SECURITIES EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 11, 2001

                            NEXIQ TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  NEW HAMPSHIRE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-19717                                       02-0218767
--------------------------------------------------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification Number)



1155 Elm Street, Manchester, New Hampshire                         03101
------------------------------------------                       ----------
 (Address of principal executive offices)                        (Zip Code)

         Registrant's telephone number, including area code 603-627-3500

                                      NONE
         -------------------------------------------------------------
         (Former Name or Former address, if Changed Since Last Report)

                                    FORM 8-K

Item 2   ACQUISITION OR DISPOSITION OF ASSETS

         On May 11, 2001, NEXIQ Technologies, Inc. completed the acquisition of Divisified Software Industries, Inc., an independent software developer. NEXIQ Technologies, Inc. issued 1,714,285 shares of common stock in exchange for all the outstanding shares of Diversified Software Industries, Inc.

         A more complete description of the transaction is contained in the Stock Purchase Agreement, Exhibit 10.24 to the Form 8-K filed on May 18, 2001.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of business acquired

         (b) Pro Forma financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NEXIQ TECHNOLOGIES,INC.



Dated: July 25, 2001                          By:  /s/John W. Powers
                                                   -----------------------------
                                                   John W. Powers
                                                   Vice President and
                                                   Chief Financial Officer

                                    Item 7(a)

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
DIVERSIFIED SOFTWARE INDUSTRIES, INC.

  Independent  Auditor's  Report
  Balance  Sheets  as of  March  31,  2001 (unaudited) and as of
    June 30, 2000
  Statements of Operations for the nine months ended March 31, 2001 and 2000 (unaudited) and for the year ended June 30, 2000 Statements of Stockholders' Equity for the year ended June 30, 2000 and for the nine months ended March 31, 2001 (unaudited) Statements of Cash Flows for the nine months ended March 31, 2001 and 2000 (unaudited) and for the year ended June 30, 2000
  Notes to Financial Statements

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT
                           ON THE FINANCIAL STATEMENTS


To the Board of Directors
Diversified Software Industries, Inc.
Coralville, Iowa

We have audited the accompanying balance sheet of Diversified Software Industries, Inc. as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects, the financial position of Diversified Software Industries, Inc. as of June 30 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/McGLADREY & PULLEN, LLP


Iowa City, Iowa
August 24, 2000, except for Note 9, as to which the date is May 8, 2001

DIVERSIFIED SOFTWARE INDUSTRIES, INC.

BALANCE SHEETS
March 31, 2001 and June 30, 2000

ASSETS                                                           2001          2000
-----------------------------------------------------------------------------------
                                                              (Unaudited)
Current Assets
  Cash and cash equivalents ...............................   $  275,689   $  642,626
  Certificate of deposit (Note 3) .........................      254,075           --
  Trade receivables, including amounts from related parties
    2001 $24,555; 2000 $10,200, net of allowance for
    doubtful accounts 2001 $7,675; 2000 $19,292 (Note 2) ..      500,826      529,937
  Prepaid expenses ........................................        8,178       19,139
  Costs and earnings in excess of billings ................       19,734           --
                                                              -----------------------
        Total current assets ..............................    1,058,502    1,191,702
                                                              -----------------------

Leasehold Improvements and Equipment
  Leasehold improvements ..................................       89,152       89,152
  Furniture, fixtures and equipment .......................      369,821      331,650
  Computer equipment ......................................      172,620      131,502
  Vehicles ................................................       62,144       19,154
                                                              -----------------------
                                                                 693,737      571,458
  Less accumulated depreciation ...........................      126,491       46,525
                                                              -----------------------
                                                                 567,246      524,933
                                                              -----------------------

Other Assets ..............................................        9,653        8,235
                                                              -----------------------
                                                              $1,635,401   $1,724,870
                                                              =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable (Note 3) ..................................   $   452,000  $        --
  Current maturities of long-term debt (Note 3) ...........        11,302       27,188
  Accounts payable ........................................       160,389       97,197
  Accrued expenses ........................................       153,753      120,169
  Deferred revenue ........................................        74,000           --
  Billings in excess of costs and earnings ................        37,710       40,607
                                                              ------------------------
        Total current liabilities .........................       889,154      285,161
                                                              ------------------------

Long-Term Debt, less current maturities (Note 3) ..........       115,278       90,708
                                                              ------------------------

Commitments and Contingencies (Notes 5, 6 and 9)

Stockholders' Equity (Note 9)
  Capital stock, common, no par or stated value; authorized
    5,000,000 shares; issued  2001 3,430,208 shares;
    2000 3,493,333 shares, at amounts paid in (Note 6) ....     2,889,310    1,873,899
  Retained earnings (deficit) .............................    (2,258,341)    (524,898)
                                                              ------------------------
                                                                  630,969    1,349,001
                                                              ------------------------
                                                              $ 1,635,401  $ 1,724,870
                                                              ========================

DIVERSIFIED SOFTWARE INDUSTRIES, INC.
STATEMENTS OF OPERATIONS

                                                        Year Ended    Nine Months Ended March 31,
                                                          June 30     ---------------------------
                                                            2000           2001          2000
                                                        -----------------------------------------
                                                                            (Unaudited)
Revenue (Note 2):
  Sale of software code .............................   $   500,000    $        --    $   500,000
  Software license fees .............................        13,942         94,980         13,942
  Contract and consulting revenue, including revenue
    from stockholder 2000 $128,941; March 31, 2001
    $20,625; March 31, 2000 $117,600 ................     1,710,949      1,361,467      1,319,808
                                                        -----------------------------------------
                                                          2,224,891      1,456,447      1,833,750
                                                        -----------------------------------------

Expenses:
  Employee compensation and benefits ................     1,896,843      1,957,667      1,346,984
  Occupancy and equipment ...........................       190,905        251,235        129,290
  Depreciation and amortization .....................        34,276         80,331         18,708
  Professional fees .................................        45,496        288,835         40,528
  Marketing and selling .............................        42,047        125,418         32,246
  Other .............................................       206,008        217,571        123,544
                                                        -----------------------------------------
                                                          2,415,575      2,921,057      1,691,300
                                                        -----------------------------------------

        Operating  income (loss) ....................      (190,684)    (1,464,610)       142,450

Financial income (expense):
  Interest income ...................................        44,598         41,867         37,019
  Interest expense ..................................        (3,139)       (27,039)            --
                                                        -----------------------------------------
        Net  income (loss) (Note 4) .................   $  (149,225)   $(1,449,782)   $   179,469
                                                        =========================================

Earnings (loss) per common share, basic and diluted .   $     (0.04)   $     (0.42)   $      0.05
                                                        =========================================

Weighted average shares, basic and diluted ..........     3,493,333      3,436,305      3,493,333
                                                        =========================================

See Notes to Financial Statements.

DIVERSIFIED SOFTWARE INDUSTRIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Year Ended June 30, 2000 and Nine Months Ended March 31, 2001 (Unaudited)

                                                                        Retained
                                                          Common        Earnings
                                                          Stock         (Deficit)       Total
-------------------------------------------------------------------------------------------------
Balance, June 30, 1999 ..............................   $ 1,873,899    $  (375,673)   $ 1,498,226
  Net (loss) ........................................          --         (149,225)      (149,225)
                                                        -----------------------------------------
Balance, June 30, 2000 ..............................     1,873,899       (524,898)     1,349,001
  Contribution to capital (Note 7) ..................     1,000,000             --      1,000,000
  Exercise of stock options for 7,875 shares (Note 6)        15,750             --         15,750
  Redemption of 71,000 shares common stock (Note 7) .          (339)      (283,661)      (284,000)
  Net (loss) (unaudited) ............................            --     (1,449,782)    (1,449,782)
                                                        -----------------------------------------
Balance, March 31, 2001 (unaudited) .................   $ 2,889,310    $(2,258,341)   $   630,969
                                                        =========================================

See Notes to Financial Statements.

DIVERSIFIED SOFTWARE INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS

                                                              Year Ended    Nine Months Ended March 31,
                                                                June 30,    ---------------------------
                                                                 2000           2001            2000
                                                              -----------------------------------------
                                                                                     (Unaudited)
Cash Flows from Operating Activities
  Net income (loss) .......................................   $  (149,225)   $(1,449,782)   $   179,469
  Adjustments to reconcile to net cash (used in)
    operating activities:
    Depreciation and amortization .........................        33,949         79,967         18,463
    Amortization of financing costs and other assets ......         3,106            355            245
    Changes in assets and liabilities:
      Trade receivables ...................................      (455,803)        29,111       (812,815)
      Prepaid expenses ....................................       (17,172)        10,961        (13,351)
      Accounts payable and accrued expenses ...............        20,128         96,776        (77,537)
      Costs and earnings in excess of billings ............         2,088        (19,734)         2,088
      Deferred revenue ....................................            --         74,000         26,339
      Billings in excess of cost and earnings .............        34,703         (2,897)        (5,904)
                                                              -----------------------------------------
        Net cash (used in) operating activities ...........      (528,226)    (1,181,243)      (683,003)
                                                              -----------------------------------------

Cash Flows from Investing Activities
  Acquisition of leasehold improvements and equipment .....      (478,652)      (122,280)      (151,597)
  Purchase of certificates of deposit .....................            --       (254,075)            --
  Acquisition of other assets .............................          (390)        (1,773)          (270)
                                                              -----------------------------------------
        Net cash (used in) investing activities ...........      (479,042)      (378,128)      (151,867)
                                                              -----------------------------------------

Cash Flows from Financing Activities
  Net borrowings on notes payable .........................            --        380,000             --
  Proceeds from long-term debt ............................       100,000         12,500             --
  Principal payments on long-term debt ....................        (4,225)        (3,816)        (3,255)
  Redemption of 71,000 shares of common stock .............            --       (212,000)            --
  Contribution to capital (Note 7) ........................            --      1,000,000             --
  Issuance of common stock ................................            --         15,750             --
                                                              -----------------------------------------
        Net cash provided by (used in) financing activities        95,775      1,192,434         (3,255)
                                                              -----------------------------------------

        Increase (decrease) in cash and cash
        equivalents .......................................      (911,493)      (366,937)      (838,125)

Cash and cash equivalents:
  Beginning of year .......................................     1,554,119        642,626      1,554,119
                                                              -----------------------------------------
  End of year .............................................   $   642,626    $   275,689    $   715,994
                                                              =========================================

Supplemental Disclosures
  Cash paid during the period for interest ................   $     3,139    $    27,039    $        --
  Note payable issued in connection with stock redemption .            --         72,000             --

See Notes to Financial Statements.

DIVERSIFIED SOFTWARE INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
(Information as of and for the Nine-Month Periods Ended
March 31, 2001 and 2000 is unaudited.)
--------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business: The Company, with its principal place of business in Coralville, Iowa has been concentrating its efforts on developing an interactive computer software package called "IVIS," (In-Vehicle Information System) which will allow vehicle manufacturers to integrate, test and maintain on-board information systems. Management believes that IVIS will be the future revenue generator for the Company. The Company's main source of revenue has been from software development consulting engagements.

Interim results (Unaudited): In the opinion of management, the accompanying unaudited interim financial statements as of March 31, 2001 and for the nine-month periods ended March 31, 2001 and 2000 have been prepared on the same basis as the audited financial statements as of and for the year ended June 30, 2000 and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the balance sheet, operating results and cash flows for such periods. Operating results for the interim periods are not necessarily indicative of the results that may be reported for any future periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the Company's significant accounting policies follows:

Revenue recognition: Revenue from consulting engagements is recognized as work is performed. Revenue is recognized as services are performed based upon completion of phases of the contracts and estimates of completion for uncompleted phases of the contracts. Billings in excess of recognized revenues and revenue earned in excess of billings are recognized on the balance sheet.

Revenue from the sale of software program code is recognized upon delivery.

Revenue from governmental financial assistance grants is classified as deferred revenue and recognized as revenue upon meeting the milestones specified by the grants.

Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents includes checking and savings accounts and all highly liquid debt instruments with an original maturity of three months or less.

Leasehold improvements and equipment: Leasehold improvements and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the term of the lease or the estimated useful life of the assets.

Software development costs: Costs incurred to develop computer software are charged to expense when incurred as research and development until technological feasibility has been established for the product. Once technological feasibility is established, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.

All the costs of the Company's initial software development costs have been charged to expense since technological feasibility has not been established. During the year ended June 30, 2000 and the nine- month periods ended March 31, 2001 and 2000, $427,900, $456,465 and $320,772, respectively, was charged to expense as research and development.

Stock issued to employees and stock options: Compensation expense for stock issued through stock option plans is accounted for using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, compensation is measured as the difference between the estimated fair value of the stock at the date of the award, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the periods of service.

The estimated fair value used for the stock options granted was determined by management based upon a valuation model, which assumes the current value is equal to an average of the calculated value of the future three years. The calculated value for each of the three future years is determined by using a weighted average of three components of value: revenues, earnings and cash flows.

Income taxes: Deferred income taxes are provided under the liability method whereby deferred tax assets are recognized for deductible temporary differences and net operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per share:  Basic per-share amounts are computed by dividing net income
(loss) (the numerator) by the weighted-average number of common shares outstanding (the denominator). Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock unless the effect is to reduce the loss or increase the income per common share from continuing operations. Note 1.

Note 2.  Major Customers

Major customers are classified as those to whom net revenues totaled 10% or more of the Company's total net revenues. The Company had the following major customers:

                                       Revenues               Trade Receivables
                           --------------------------------  -------------------
                                        Nine Months Ended
                           Year Ended  --------------------
                            June 30,   March 31,  March 31,  March 31,  June 30,
            Customer          2000       2001       2000       2001       2000
--------------------------------------------------------------------------------

Motient .................   $791,573          *   $755,554          *   $292,007
Kinetic .................    667,276    401,253    390,790       --      173,523
Terion ..................    413,976          *    340,333          *     37,730
Motorola  (See Note 7) ..    128,641     20,625    117,600     24,555     10,235
Breakthrough ............          *    293,719          *    137,185          *
Nexiq ...................          *    192,450          *    161,600          *

* Less than 10% of total.

Note 3.  Pledged Assets, Current Notes Payable and Long-Term Debt

Current notes payable totaled $452,000 as of March 31, 2001, including $380,000 payable to a bank, collateralized by a certificate of deposit totaling $254,075, and $72,000 to a stockholder as partial consideration for stock redeemed. The notes bear interest at rates ranging from 6.5% to 9% and are due on or before August 6, 2001.

Long-term debt is as follows:

                                                                     March 31,  June 30,
                                                                       2001       2000
                                                                     -------------------
Liability to the Iowa Department of Economic Development .........   $115,278   $102,778
  whereby the Company was advanced $100,000 on November 24,
  1999 to be repaid semiannually with payments of .5% of prior year revenue until $200,000 has been repaid.  The obligation is discounted at 9% assuming a six year repayment and is unsecured
Equipment financing notes payable ................................     11,302     15,118
                                                                     -------------------
                                                                      126,580    117,896
Less current portion .............................................     11,302     27,188
                                                                     -------------------
                                                                     $115,278   $ 90,708
                                                                     ===================

Note 4.  Income Tax Matters

The income tax provisions for the year ended June 30, 2000 is different than the amount computed by applying the effective federal tax rate to pre-tax loss as follows:

Expected federal provision (refund) ........................           $(50,700)
State income taxes (refunds) ...............................             (5,000)
Change in valuation allowance ..............................             55,700
                                                                       --------
                                                                       $     --
                                                                       ========

Net deferred tax assets consist of the following components as of June 30, 2000:

Deferred tax assets:
  Net operating loss carryforwards ............................       $ 230,200
  Contribution carryforwards ..................................           1,700
  Other .......................................................           1,000
                                                                      ---------
                                                                        232,900
                                                                      ---------
Deferred tax liabilities:
  Difference between book and income tax accounting ...........        (140,400)
  Equipment ...................................................            (100)
                                                                      ---------
                                                                       (140,500)
                                                                      ---------
        Net deferred tax assets ...............................          92,400
Less valuation allowance ......................................         (92,400)
                                                                      ---------
                                                                      $      --
                                                                      =========

The Company has recorded a valuation allowance to reduce deferred tax assets, because in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized.

Under provisions of the Internal Revenue Code and similar sections of the Iowa income tax laws, the Company has net operating loss carryforwards available to be used to reduce future taxable income. At June 30, 2000, these carryforwards totaled $677,200 and expire in 2020. The use of net operating loss carryovers may be limited due to the change in control discussed in Note 10.

Note 5.  Lease Commitment and Rental Expense

The Company leases its facilities under an operating lease that expires May 2005 and requires monthly lease payments of $9,153, plus the payment of property taxes, maintenance and insurance. The lease contains an option to purchase the facilities for $968,000 if purchased on or before June 1, 2001. If the Company exercises its option after June 1, 2001, the purchase price is the $968,000 increased by 100% of the increase in the Consumer Price Index for the month the option is exercised over that figure for the month of June 2000.

The total minimum rental commitment at June 30, 2000 under the lease mentioned above is due as follows:

During the year ended June 30:
  2002 .................................   $ 117,652
  2003 .................................     109,835
  2004 .................................     109,835
  2005 .................................     109,835
  2006 .................................     100,682
                                           ---------
                                           $ 547,839
                                           =========

The rental expense for the year ended June 30, 2000 and the  nine-month  periods
ended  March  31,  2001  and  2000   totaled   $52,865,   $88,364  and  $32,850,
respectively.

Note 6.  Stock Option Plan

The Company has a qualified stock option plan authorizing the granting of up to 280,417 shares of common stock to key employees, at exercise prices equal to the fair value of the common stock on the date of grant. Options become exercisable in annual installments of 25% each year, with the installments vesting one year from the date of grant and for each of the next three completed employment years. The options expire three years from the date exercisable. As permitted under generally accepted accounting principles, grants under the plan are accounted for following the provisions of APB Opinion No. 25 and its related interpretations. Accordingly, no compensation cost has been recognized for grants made to date. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, reported net loss would have been increased to $162,880 for the year ended June 30, 2000 and net loss per common share would have increased to $.05 per share.

In determining the pro forma amounts, the value of each grant is estimated at the grant date using the fair value method prescribed in Statement No. 123, with the following weighted-average assumptions for grants in 2000: No dividends, no price volatility, risk-free interest rate of 6.51% and expected life of options of four years.

The following summarizes the number of grants and their respective exercise prices and grant date fair values per option, and the number outstanding and exercisable at the end of each period:

                                      Nine Months Ended          Year Ended
                                        March 31, 2001          June 30, 2000
                                     ----------------------  -------------------
                                     Number Of   Exercise    Number Of  Exercise
                                      Shares      Price       Shares     Price
                                     -------------------------------------------

Options outstanding, beginning ...    218,500    $     2.00    90,500   $   2.00
Options granted ..................     11,200     3.74-4.00   141,500       2.00
Options exercised ................     (7,875)         2.00        --         --
Options forfeited ................     (6,700)         2.00   (13,500)      2.00
Options outstanding, ending ......    215,125                 218,500       2.00

The weighted-average fair value per option of options granted in 2000 was $.40 per share.

Options outstanding at March 31, 2001 are further summarized as follows:

                                Weighted-
                   Number        Average     Weighted-     Number      Weighted-
  Range Of      Outstanding     Remaining     Average   Exercisable     Average
  Exercise      At March 31,   Contractual   Exercise   At March 31,   Exercise
   Price           2001           Life        Price         2001         Price
--------------------------------------------------------------------------------

$2.00-$4.00       215,125      30 months      $ 2.09       72,250       $ 2.27

Note 7.  Stock Issuance and Redemption

On June 8, 1999, the Company entered into an agreement with Motorola, Inc. (Motorola) whereby the Company issued to Motorola 1,403,333 shares of the Company's common stock for $1,862,799. Under the agreement Motorola agreed to contribute an additional $1,000,000 to equity upon meeting certain milestones. The Company met the specified milestone and received the $1,000,000 contribution to capital in July 2000. The Company has granted a license to Motorola as part of the agreement.

On July 14, 2000, the Company redeemed 46,000 shares of stock at $4.00 per share held by its principal stockholder and on September 29, 2000 redeemed 25,000 shares of stock at $4.00 held by another stockholder.

Note 8.  Retirement Plans

The Company has a 401(k) retirement plan for employees who meet minimum eligibility requirements. The plan provides that the employees may make voluntary elective contributions and the Company may elect to make matching contributions and profit-sharing contributions. Pension plan expense totaled $20,384, $26,154 and $16,937 for the year ended June 30, 2000 and the nine-month periods ended March 31, 2001 and 2000, respectively.

Note 9.  Change in Ownership

On May 8, 2001, stockholders of the Company exchanged all 3,340,208 outstanding shares of the Company for 1,714,285 shares of Nexiq Technologies, Inc.

                                    Item 7(b)

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Unaudited pro forma Combined balance sheet as of March 25, 2001. Unaudited pro forma Combined Statements of Operations for year ended September 24, 2000.
Unaudited pro forma Combined Statements of Operations for six months ended March 25, 2001.
Notes to unaudited Pro Forma Combined Financial Statements

--------------------------------------------------------------------------------

                            NEXIQ TECHNOLOGIES, INC.

              ITEM 7(B) UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              As of March 25, 2001

The following unaudited pro forma combined balance sheet gives effect to the acquisition of Diversified Software Industries, Inc. ("Diversified Software") by NEXIQ Technologies, Inc. assuming that the acquisition was consummated as of March 25, 2001 and assumes that the acquisition was accounted for as a purchase. The unaudited pro forma combined balance sheets combine the historical balance sheet of NEXIQ Technologies, Inc. as of March 25, 2001 and of Diversified Software as of March 31, 2001. The pro forma combined balance sheet reflects preliminary pro forma adjustments utilizing the purchase method of accounting. The pro forma adjustments are based upon available information and upon certain assumptions that NEXIQ Technologies, Inc. management believes are reasonable under the circumstances. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been reported had the acquisition been consummated as of March 25, 2001 or that may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes, the pro forma combined statements of operations and the respective historical financial statements and related notes of NEXIQ Technologies, Inc. and Diversified Software.

                            NEXIQ TECHNOLOGIES, INC.

                        UNAUDITED COMBINED BALANCE SHEETS
                                 March 25, 2001

                                           NEXIQ        Diversified
                                        Technologies     Software                       Pro Forma
                                       March 25, 2001  March 31, 2001   Adjustments      Combined
                                       ------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents .........   $  2,030,453    $    275,689    $         --    $  2,306,142
  Certificates of deposit ...........             --         254,075              --         254,075
  Trade accounts receivable, net
    allowance for doubtful accounts .      1,758,130         500,826        (161,600)(2)   2,097,356
  Inventories .......................        751,995              --              --         751,995
  Prepaid expenses and other current         592,149          27,912              --         620,061
  Prepaid and refundable income taxes        189,125              --              --         189,125
                                        ------------------------------------------------------------
        Total current assets ........      5,321,852       1,058,502        (161,600)      6,218,754

Property, plant and equipment, net ..        813,667         567,246              --       1,380,913

Other assets, net ...................      2,739,099           9,653              --       2,748,752

Intangibles, net ....................      1,615,771            --         3,920,000 (3)   5,535,771
                                        ------------------------------------------------------------

                                        $ 10,490,389    $  1,635,401    $  3,758,400    $ 15,884,190
                                        ============================================================

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Notes payable .....................   $ 10,132,770    $    452,000    $         --    $ 10,584,770
  Current maturities of long-term ...             --          11,302              --          11,302
  Accounts payable ..................      1,873,941         160,389        (161,600)(2)   1,872,730
  Accrued expenses ..................      3,204,451         265,463         299,886 (3)   3,769,800
                                        ------------------------------------------------------------
        Total current liabilities ...     15,211,162         889,154         138,286      16,238,602
                                        ------------------------------------------------------------

Long term liabilities:
  Convertible notes payable .........     17,099,773              --              --      17,099,773
  Long term debt, less current ......        814,230         115,278              --         929,508
  Deferred income taxes .............        144,537              --              --         144,537
                                        ------------------------------------------------------------
        Total long-term liabilities .     18,058,540         115,278              --      18,173,818
                                        ------------------------------------------------------------

Stockholders equity
  Common stock - NEXIQ Technologies .         78,942              --          17,143 (3)      96,085
  Common stock - Diversified Software             --       2,889,310       2,889,310 (3)          --
  Additional paid-in capital ........     24,796,419              --       4,233,940 (3)  29,030,359
  Accumulated deficit ...............    (47,654,674)     (2,258,341)      2,258,341 (3) (47,654,674)
                                        ------------------------------------------------------------
        Total stockholders' equity ..    (22,779,313)        630,969       3,620,114     (18,528,230)
                                        ------------------------------------------------------------

                                        $ 10,490,389    $  1,635,401    $  3,758,400    $ 15,884,190
                                        ============================================================

See accompanying notes to pro forma combined financial statements.

                            NEXIQ TECHNOLOGIES, INC.

         ITEM 7(B) UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          Year Ended September 24, 2000

The following unaudited pro forma combined statements of operations give effect to the acquisition of Diversifed Software Industries, Inc. ("Diversified Software"), by NEXIQ Technologies, Inc., assuming that the acquisition was effective on September 26, 1999 and that the transaction was accounted for as a purchase. The unaudited pro forma combined statements of operations for the period ended September 24, 2000 combine the historical statements of operations of NEXIQ Technologies, Inc. for the year ended September 24, 2000 and of Diversified Software for the year ended June 30, 2000. The pro forma combined statements of operations reflect preliminary pro forma adjustments utilizing the purchase method of accounting. The pro forma adjustments are based upon available information and upon certain assumptions that NEXIQ Technologies, Inc. management believes are reasonable under the circumstances. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at the date assumed or that may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes, the unaudited pro forma combined balance sheet and the respective historical financial statements and related notes of NEXIQ Technologies, Inc. and Diversified Software.

                             NEXIQ TECHNOLOGIES, INC

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         Period ended September 24, 2000

                                            NEXIQ       Diversified
                                         Technologies     Software
                                           For The         For The
                                          Year Ended     Year Ended
                                         September 24,     June 30,                       Pro Forma
                                              2000           2000        Adjustments      Combined
                                         ------------------------------------------------------------
Net sales ............................   $ 13,351,876    $  2,224,891    $         --    $ 15,576,767
Cost of sales ........................      5,431,631              --              --       5,431,631
                                         ------------------------------------------------------------
Gross profit .........................      7,920,245       2,224,891              --      10,145,136
                                         ------------------------------------------------------------
Operating expenses:
   Research and development ..........      3,416,930       1,391,162              --       4,808,092
   Selling, general and administration      7,191,489       1,024,413         784,000 (4)   9,779,902
                                                                              780,000 (5)
   Restructuring costs ...............      1,840,000              --              --       1,840,000
                                         ------------------------------------------------------------
         Total operating expenses ....     12,448,419       2,415,575       1,564,000      16,427,994
                                         ------------------------------------------------------------

Operating loss .......................     (4,528,174)       (190,684)     (1,564,000)     (6,282,858)

Other income (expense):
    Interest expense .................     (3,351,370)         (3,139)             --      (3,354,509)
    Forbearance fees .................     (1,099,500)             --              --      (1,099,500)
    Other, net .......................          1,438          44,598              --          46,036
                                         ------------------------------------------------------------
Loss before provision for income taxes     (8,977,606)       (149,225)     (1,564,000)    (10,690,831)

Provision for income taxes ...........             --              --              --              --
                                         ------------------------------------------------------------

Net (loss) ...........................   $ (8,977,606)   $   (149,225)   $ (1,564,000)   $(10,690,831)
                                         ============================================================

Basic and Diluted Loss Per Share .....   $      (1.43)                               (6) $      (1.34)
                                         ============                                    ============

Basic weighted average common shares .      6,290,290                       1,714,285       8,004,575

Effect of dilutive options ...........             --                              --              --
                                         ------------                     ---------------------------

Diluted weighted Average Common Shares      6,290,290                       1,714,285       8,004,575
                                         ============                     ===========================

See accompanying notes to pro forma combined financial statements.

                            NEXIQ TECHNOLOGIES, INC.

         ITEM 7(B) UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         Six Months Ended March 25, 2001

The following unaudited pro forma combined statement of operations give effect to the acquisition of Diversified Software Industries, Inc. ("Diversified Software"), by NEXIQ Technologies, Inc., assuming that the acquisition was effective on September 26, 1999 and that the transaction was accounted for as a purchase. The unaudited pro forma combined statements of operations for the six months ended March 25, 2001 combine the historical statements of operations of NEXIQ Technologies, Inc. for the six months ending March 25, 20001 and of
Diversified Software for the six month period ended March 31, 2001. The pro forma combined statement of operations reflects preliminary pro forma adjustments utilizing the purchase method of accounting. The pro forma adjustments are based upon available information and upon certain assumptions that NEXIQ Technologies, Inc. management believes are reasonable under the circumstances. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at the date assumed or that may be reported in the future. These statements should be read in conjunction with the accompanying explanatory notes, the pro forma combined balance sheet and the respective historical financial statements and related notes of NEXIQ Technologies, Inc. and Diversified Software.

The following unaudited pro forma combined statements of operation of Diversified Software exclude the three month period ended September 30, 2000.
Diversified Software sales and net loss for the three month period ended September 30, 2000 was $383,773 and $(501,228), respectively.

                             NEXIQ TECHNOLOGIES, INC

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         Six Months Ended March 25, 2001

                                                          NEXIQ        Diversified
                                                       Technologies      Software
                                                        Six Months      Six Months
                                                          Ended            Ended                          Pro Forma
                                                       March 25, 2001  March 31, 2001   Adjustments       Combined
                                                       --------------------------------------------------------------

Net sales ...........................................   $  6,469,478    $  1,072,674    $   (192,450)(2) $  7,349,702
Cost of sales .......................................      2,639,096              --              --        2,639,096
                                                        -------------------------------------------------------------
Gross profit ........................................      3,830,382       1,072,674        (192,450)      4,710,606
                                                        ------------------------------------------------------------
Operating expenses:
   Research and development .........................      3,565,278         994,915        (192,450)(2)   4,367,743
   Selling, general and administration ..............      3,835,667       1,035,627         392,000 (4)   5,653,294
                                                                                             390,000 (5)
                                                        ------------------------------------------------------------
         Total operating expenses ...................      7,400,945       2,030,542         589,550      10,021,037
                                                        ------------------------------------------------------------

Operating loss ......................................     (3,570,563)       (957,868)       (782,000)     (5,310,431)

Other income (expense):
    Interest expense ................................     (2,798,446)        (27,038)             --      (2,825,484)
    Other, net ......................................         55,859          36,352              --          92,211
                                                        ------------------------------------------------------------

Loss before provision for income taxes ..............     (6,313,150)       (948,554)       (782,000)     (8,043,704)

Provision for income taxes ..........................             --              --              --              --
                                                        ------------------------------------------------------------
Net (loss) ..........................................   $ (6,313,150)   $   (948,554)   $   (782,000)   $ (8,043,704)
                                                        ============================================================

Basic and Diluted Loss Per Share ....................   $      (0.80)                               (6) $      (0.84)
                                                        ============                                    ============

Basic weighted average common shares ................      7,893,087                       1,714,285       9,607,372

Effect of dilutive options ..........................             --                              --              --
                                                        ------------                    ----------------------------
Diluted weighted average common shares ..............      7,893,087                       1,174,285       9,607,372
                                                        ============                    ============================

See accompanying notes to pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) On May 11, 2001, NEXIQ Technologies, Inc. ("NEXIQ Technologies") acquired Diversified Software Industries, Inc. ("Diversified Software") an
     independent software developer for in aggregate purchase price of $4,519,215. In connection with the acquisition, NEXIQ Technologies issued 1,714,285 shares of common stock in exchange for all the outstanding shares of Diversified Software. In addition, NEXIQ Technologies granted nonstatutory stock options to acquire 1.0 million shares of NEXIQ common stock to certain employees of Diversified Software. The purchase price was determined as follows:

       Common stock of NEXIQ Technologies .................          $4,028,570
       Issuance of stock options ..........................             222,513
       Acquisition expenses ...............................             268,132
                                                                     ----------
                                                                     $4,519,215
                                                                     ==========

(2) Adjustment to eliminate intercompany balances and transactions consisting of accounts receivable, accounts payable, sales and research and development expenses. There were no intercompany balances as of September 24, 2000 or transactions during the year then ended.

(3) Represents the excess of the NEXIQ Technologies purchase price over the Diversified Software book value on the acquisition date net of accrued acquisition expenses, primarily legal and accounting expenses and estimated related costs. NEXIQ has not completed the final allocation of the components of the intangible assets, which consist principally of goodwill. Intangibles were computed as follows:

       Purchase price .....................................          $4,519,215
       Acquisition expenses ...............................            (599,215)
                                                                     ----------
                                                                     $3,920,000
                                                                     ==========

(4) Represents an adjustment to reflect amortization of intangible assets reflecting the excess of NEXIQ Technologies purchase price over the Diversified Software book value on the acquisition date. NEXIQ has not completed the final allocation of the components of the intangible assets, which consist principally of goodwill. For purposes of the pro forma statements of operations, the asset is being amortized on a straight-line basis over the estimated average intangible life of 5 years.

     On June 29, 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which requires that goodwill be tested for impairment annually rather than be amortized. This statement is effective for the Company's fiscal year beginning September 30, 2002.

(5) Adjustment to reflect compensation expense incurred in connection with issuance of nonstatutory stock options to certain employees of Diversified Software.

(6) Basic loss per share was computed by dividing the loss by the number of basic weighted average shares. Stock options and warrants were not considered in calculating dilutive loss per share since the effect of inclusion would be anti-dilutive.